Investor Presentation

Second Quarter 2026
August 13, 2026

DIGIMARC

Safe Harbor Statement

This presentation includes "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, which reflect management's current view regarding future events and performance.

Although we believe these statements are based on reasonable expectations and beliefs, they are subject to risks and uncertainties that are difficult to predict and, often, beyond our control. These risks include, but are not limited to, the risk factors set forth in Part I, Item 1A of our latest Annual Report on Form 10-K and the risks detailed in our other filings with the U.S. Securities and Exchange Commission.

We believe that these risk factors could affect our future performance and cause our actual results to differ materially from those expressed or implied by forward-looking statements made by us or on our behalf.

All forward-looking statements made by us or by persons acting on our behalf apply only as of the date of this presentation. We expressly disclaim any obligation to update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this presentation or a change in our views or expectations, or otherwise.

90-Day CEO Plan

'Narrowing Our Aperture to Accelerate'

Rebuilding Our GTM Engine, On-Boarding New Talent, Prioritization of Investment and Bringing Our Next Chapter to Customers and Shareholders

THE SITUATION

Leadership Is Forming — Execution Focus 2nd Half Focus

Chief Revenue Officer — HIRED

Now owns Bookings budget, pipeline, and forecast accountability across all verticals.

VP, Retail Solutions — HIRED

Anchoring our largest and fastest-growing vertical with a dedicated leader.

What This Plan Focuses On Next

GTM program still forming	Messaging, priorities, and supporting functions — Rev Ops and pre-sales — need to be built out around the new leaders. Very weak data (Forecast) and KPI tracking (Pipeline and Deal Stages), Sales Comp Models.
Org design to support scale	Today's structure not sustainable (GTM, Pre-sales, Support, Product) – New structure to support focus, scale and acceleration.
Customer relationships need reinvestment	Our customers and prospects have not been actively managed (Other than CDS) – Need to ensure a '360' customer engagement model with ownership from acquisition to upsell/cross-sell.
Investor narrative needs reinforcement	The market needs to hear the 'new' go-forward story - 'what will be different this time?'

THE PLAN

Four Priorities for the Next 90 Days

01

Narrow Industry Focus & Messaging — Retail/Gift Card & CPG Industry Priorities

Focus the GTM program — Evolve our message to focus on 1) The industries we serve 2) What problems do we solve 3) what value do we bring – all enabled by our platform — Retail as the immediate-term revenue anchor, solving the Gift Card fraud problem.

02

Evolve Org Design to Support Scale

Develop the organizational & Ops structure — CRO, Head of Marketing, CPO, Rev Ops, Partner/Ecosystem leader. Support Build-out of 2 sales teams (particularly Retail), as top priority.

03

Engage Top Customers & Prospects In Person

Get the new leadership and sales team in front of all customers directly, in person, early. Implement a '360' customer engagement model. This will contribute to more up-sell/cross-sell, and significantly increase retention.

04

Organize the Shareholder Roadshow

Take the new go-forward narrative directly to the market — key shareholders, analysts, and prospective investors – Get them excited with our go-forward story.

PRIORITY 1 — GTM REBUILD

Narrow Industry Focus: Retail & CPG As 'Priority Industries'

Rather than spreading the rebuilt GTM program evenly across five verticals, we are concentrating on our two primary, highly differentiated industries — Retail and CPG.

Retail — Secure Gift Card Program

- Strong Value Case and well defined with significant returns & customer outcomes — live and delivering results today with committed roll-out schedule through 2026/27.
- Must ensure 2027/28 Pipeline build-out to ensure consistent revenue success.

CPG — GS1 Digital Link with Global CPG Co.

- 45,000 SKUs across multiple brands — positioning ahead of Sunrise 2027 and the EU Digital Product Passport mandate.

Live global rollout — Global CPG Company

Supporting Functions — Organized Around the Retail & CPG As Priority Industries

- CRO/Sales Leadership
- Industry GTM Leadership
- Partner & Ecosystem
- Pre-Sales & Value Engineering
- Marketing Leadership & Focus

PRIORITY 2 — ORG DESIGN

Evolving the Organization Leadership to GTM Support Scale & Acceleration

The current structure got us here. It isn't the structure we need for the next stage of growth — we're designing for where the business is going, not where it's been.

CRO - Hired

Unifies Sales, partnerships, and customer success under a single owner of the end-to-end revenue motion.

Chief Operating Officer

Owns cross-functional execution, People and strategy & marketing.

Chief Product Officer - NEW

Sets Roadmap strategy and acts as the interpreter defining the business problems our platforms solves across our primary industries.

VP, Partner & Ecosystem - NEW

Builds and manages our global partner community - Channel/Reseller, S/I, SOLEX, and Regional to expand reach beyond direct GTM.

Pre-Sales & Value Engineering - NEW

Builds quantified ROI and value cases to support deal approval and shorten sales cycles.

Design Principles for Scale

- Structure focuses on our 2 primarily industries, and balance as Secondary industries – All roadmap investment also focuses in our 2 primary industries (Retail and CPG)
- Decision rights pushed closer to the field and the deal primarily at the CRO org. – Enforces disciple and accountability down to the AE level
- Expands our reach through a more focused partner and ecosystem community globally – Leverage scale and geographic reach of partners to accelerate growth and reach
- Built to scale without re-architecting again in 24+ months

Engaging Customers and the Market Directly

Top Customer & Prospect Engagement

- New CRO and Retail/ CPG leadership personally engage with ALL accounts within the first 60 days – in person
- Implement 360 customer lifecycle model to ensure upsell is maximized and renewal becomes a non-event
- Marketing – focused on lead gen and pipeline build-out to get pipeline to 4X target value
- Value Engineering capability added to define use case frameworks and value creation with our platform and support deal approval

Shareholder Roadshow

- Introduce the new direction and focus messages to the market – identify what we will be doing different this time
- Reframe Digimarc as the platform to solve and enable 'digital and Physical trust' across company's entire asset base with definable returns
- Share early people, GTM and messaging moves as proof the plan is working
- Target window: late August, following the board meeting — led by CEO and CFO

'To-Be' Market Framework

Retail & CPG: dedicated, differentiated solutions · Pharma, Media & Tech, Government: reached horizontally via our product portfolio & partners

Primary Industries — Dedicated, Highly Differentiated Solutions

PRIMARY FOCUS

Retail

- Checkout & loss prevention — frictionless POS scanning
- Serialized packaging — unit-level traceability
- Connected consumer — scan-to-engage at shelf
- Recycling & sustainability — digital watermark sorting
- Fresh food traceability — farm-to-shelf visibility

PRIMARY FOCUS

CPG, High-Value Goods & Luxury

- Product authentication — anti-counterfeiting at scale
- Brand & grey market protection — online & physical enforcement
- Digital product passport — EU DPP & circularity compliance
- Secondary market & resale — authenticated resale programs
- Supply chain & forensic marking — end-to-end provenance

Secondary Industries — Reached Horizontally via Product Portfolio & Partners

Pharma / Life Sciences

- Drug authentication & DSCSA serialization
- Cold chain integrity & tamper-evident packaging

Media & Tech

- Content provenance — C2PA & AI Act compliance
- Agentic AI authentication & synthetic media detection

Government Solutions

- Secure document & currency protection
- Border control & media integrity

Digimarc Product Portfolio — Horizontal Applicability Across Primary & Secondary Industries – Focused Investment in Retail & CPG

Delivered via Illuminate core technology and our partner ecosystem, rather than a dedicated vertical GTM motion

Digital watermarking · Serialization & UID mgmt · Product cloud & resolver · API & partner integrations

Business Update

Business Update – Digimarc Secure Gift Cards

31

Our pipeline for our Secure Gift Card solution has **grown to 31 merchants**


Schnucks
+
DIGIMARC

Schnuck's has now completed its rollout across all its stores and **continues to see positive results**

2

Two other retailers are committed to rolling out our solution in their stores; one scheduled for **August** and the other for **October**


Gift Card


THE HOME DEPOT



September

The large retailer who initially delayed its pilot earlier this year is now planning to start in September but at a smaller scale than before with the goal **to start a broader rollout in Q1 2027**

1H 2027

Multiple other retailers are actively planning to start **rolling out in the 1st half of 2027**



Interest from global brands **continues to increase**

DIGIMARC

Financial Update

Annual Recurring Revenue

Q2'26 Ending ARR[1] was $11.6M vs $15.9M in Q2'25

- The change primarily reflects two previously disclosed events:
  - Contract expiration of $3.1 million in October 2025
  - Contract reduction of $2.6 million in June 2026
- Excluding these headwinds, ARR grew $1.5 million year-over-year.

($'s in 000's)	YoY $ Change
Q2'25 ending ARR[1]	$15,881
Contract expiration in October 2025	($3,090)
Contract reduction in June 2026	($2,622)
Other net activity[2]	$1,453
Q2'26 ending ARR[1]	$11,622

Financial Summary

Q2'26 non-GAAP net loss[4] was $1.7M, an improvement of 25%

- Subscription revenue was impacted by the previously disclosed loss of a $3.1M contract in October 2025.
- Operating expenses in Q2'26 included one-time costs of $6.1M related to our former CEO.
- Non-GAAP results show improvement year-over-year in operating expenses and the bottom line.

($'s in 000's, except per share amounts)	Q2'26 Actual	Q2'25 Actual	YoY % Improvement
Subscription revenue	$3,742	$4,624	(19%)
Service revenue	$3,646	$3,386	8%
Subscription gross profit margin[3]	89%	85%	+4 Points
Service gross profit margin[3]	60%	59%	+1 Point
Operating expenses	$16,664	$13,133	(27%)
Non-GAAP operating expenses[4]	$8,053	$8,859	9%
Net income (loss)	($12,131)	($8,220)	(48%)
Non-GAAP net income (loss)[4]	($1,712)	($2,269)	25%
Net income (loss) per diluted share[5]	($0.54)	($0.38)	(43%)
Non-GAAP net income (loss) per diluted share[4][5]	($0.08)	($0.11)	27%

Free Cash Flow

Q2'26 free cash flow[4] was ($1.0M), an improvement of $4.1M from Q2'25

- We ended Q2'26 with $8.8M of cash and short-term investments, and no debt.
- Free cash flow in Q2'25 included $1.2M of one-time severance and legal costs.

($'s in 000's)	Q2'26 Actual	Q2'25 Actual	YoY $ Improvement
Free cash flow generation (usage)[4]	($954)	($5,006)	$4,052
Non-GAAP net income (loss)[4]	($1,712)	($2,269)	$557

Footnotes

(1) Ending Annual Recurring Revenue (ARR) is a company performance metric calculated as the aggregation of annualized subscription fees from all our commercial contracts as of the measurement date.

(2) Other net activity refers to additions to ARR, reflecting new and upsell activity, offset by deletions from ARR, reflecting contract terminations and downsells. As previously stated, we expected higher customer churn as we tightened our go-to-market focus, and in areas outside of that focus, we would be strategically price-aggressive.

(3) Subscription and Service gross profit margins exclude amortization expense on acquired intangible assets from the EVRYTHNG acquisition.

(4) This presentation contains non-GAAP financial measures including Non-GAAP operating expenses, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share and Free cash flow. These financial measures are important measures of our operating performance because they allow management, investors and analysts to evaluate and assess our core operating results from period-to-period after removing non-cash and non-recurring activities that affect comparability. Our management uses these non-GAAP financial measures, amongst others, in evaluating our financial and operational decision making and as a means to evaluate period-to-period comparisons.

Digimarc believes that providing non-GAAP financial measures, together with the reconciliation within our SEC filings to GAAP financial measures, helps management and investors make comparisons between us and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measures and the corresponding GAAP measures provided by each company under applicable SEC rules. These non-GAAP financial measures are not measurements of financial performance or liquidity under GAAP. In order to facilitate a clear understanding of its consolidated historical operating results, investors should examine Digimarc's non-GAAP financial measures in conjunction with its historical GAAP financial information, and investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP. Non-GAAP financial measures should be viewed as supplemental to, and should not be considered as alternatives to, GAAP financial measures. Non-GAAP financial measures may not be indicative of the historical operating results of the Company nor are they intended to be predictive of potential future results.

(5) Net income (loss) per diluted share and Non-GAAP net income (loss) per diluted share represents the GAAP and non-GAAP reported net income (loss) per share attributable to Digimarc Corporation common shareholders.